UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010 (May 18, 2010)

CODORUS VALLEY BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania	17405-2887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-747-1519

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2010, Donald H. Warner retired as a director of Codorus Valley Bancorp, Inc. (the “Company”). His retirement was a result of meeting the mandatory retirement provision in the Company’s Bylaws that provides for the retirement of directors at age 72.

Director Warner became a director of the Company in 1990 and his many years of service and dedication to the Company are greatly appreciated.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 18, 2010, the Company held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 4,079,410 shares of the Company’s common stock were entitled to vote as of March 1, 2010, the record date for the Annual Meeting and 3,259,655 shares were represented at the Annual Meeting. The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of two Class B directors, each to serve for a three-year term

Director	Votes For	Votes Withheld	Broker Non-Votes
William H. Simpson	2,462,897	200,312	596,446
Michael L. Waugh	2,441,186	222,023	596,446

Proposal 2 – Approve an advisory (non-binding) proposal concerning the Company’s executive compensation program

Votes for	Votes Against	Abstain
2,550,658	524,418	184,579

Proposal 3 – Ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc’s Independent Auditor for the fiscal year ending December 31, 2010

Votes for	Votes Against	Abstain
3,154,534	65,041	40,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: May 20, 2010

/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)

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